As Filed With the Securities and Exchange Commission on February 12, 2004
                                                    Registration No. 333-_______
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1934


                            Onyx International, Inc.
                 (Name of Small Business Issuer in Its Charter)


            NEVADA                                                81-0627851
(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

          566 Cordova Street
        San Francisco, CA 94112                              (415) 215-4723
(Address of principal Executive Offices)             (Issuer's Telephone Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
   Title of each                                                 Proposed maximum
 class of securities     Amount to be     Proposed offering     aggregate offering        Amount of
  to be registered        registered      price per unit (1)         price (2)        registration fee
------------------------------------------------------------------------------------------------------
     Common                 49,000             $1.00                 $49,000               $12.25
======================================================================================================

(1) Offering price was set by the selling shareholders until securities are quoted on a specified market and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                                   PROSPECTUS

                            ONYX INTERNATIONAL, INC.
                               566 CORDOVA STREET
                             SAN FRANCISCO, CA 94112
                                  415-215-4723

                          49,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Onyx International, Inc. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $1.00 per share for a total of $49,000.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 3.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is: February 10, 2004

                                TABLE OF CONTENTS

SUMMARY ....................................................................   2
OFFERING ...................................................................   2
RISK FACTORS ...............................................................   3
FORWARD LOOKING STATEMENTS .................................................   5
USE OF PROCEEDS ............................................................   5
DETERMINATION OF OFFERING PRICE ............................................   6
DIVIDEND POLICY ............................................................   6
SELLING SHAREHOLDERS .......................................................   6
PLAN OF DISTRIBUTION .......................................................   8
LEGAL PROCEEDINGS ..........................................................   9
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .........................   9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............  10
DESCRIPTION OF SECURITIES ..................................................  11
INTEREST OF NAMED EXPERTS AND COUNSEL ......................................  11
LEGAL MATTERS ..............................................................  11
SECURITIES ACT INDEMNIFICATION DISCLOSURE ..................................  11
ORGANIZATION IN THE LAST FIVE YEARS ........................................  12
DESCRIPTION OF BUSINESS ....................................................  12
PLAN OF OPERATION ..........................................................  17
DESCRIPTION OF PROPERTY ....................................................  18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................  19
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
OTHER SHAREHOLDER MATTERS ..................................................  19
EXECUTIVE COMPENSATION .....................................................  19
FINANCIAL STATEMENTS .......................................................  20
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
AND FINANCIAL DISCLOSURE ...................................................  20

SUMMARY

Onyx International, Inc. was incorporated in Nevada on December 30, 1999 as Onyx Technologies, Ltd. On August 13, 2003 the company filed an amendment to the Articles of Incorporation to effect the name change. Onyx intends to develop and market a chain of micro-brewery based theme restaurants. The first establishment will launch in San Diego. One year after the first micro- brewery restaurant, we plan to launch two more in Los Angeles and San Francisco. We then plan to expand in our third year in Portland, Oregon and Seattle, Washington. Our high quality brewing techniques, flavored beers, gourmet food, business services and exceptional interior design will provide a unique urban dining and social atmosphere for the lunchtime business crowd or nightlife afficionados seeking to enjoy an evening of gourmet cuisine and highly stylized brewed beverages.

We are a development stage company with essentially no revenues or operating history. The principal executive offices are located at 566 Cordova Street, San Francisco, CA 94112. The telephone number is (415) 215-4723.

We received our initial funding of $4,900 through the sale of common stock to investors from the period of approximately February 2003 until December 2003. We offered and sold 49,000 common stock shares at $0.10 per share to non-affiliated private investors.

From inception until the date of this filing we have had no material operating activities. Our audited financial statements for the year ended December 31, 2003 report no revenues and a net loss of $49.

OFFERING

Securities Being Offered       Up to 49,000 shares of common stock. The
                               securities being offered are those of the existing shareholders only.

Price per share                $1.00 as determined by the selling
                               shareholders.

Securities Issued
And Outstanding                549,000 shares of common stock were issued and
                               outstanding as of the date of this prospectus.

Use of Proceeds                We will not receive any proceeds from the sale
                               of the common stock by the selling
                               shareholders.

Plan of Distribution           We are unaware of the nature and timing of any
                               future sales of our common stock by existing security holders.

Registration costs             We estimate our total offering registration
                               costs to be $2,012.

RISK FACTORS

Investors in Onyx International, Inc. should carefully consider the following risk factors associated with our plans and product:

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY. THIS WILL MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO EVALUATE OUR FUTURE PLANS AND PROSPECTS.

     Investors should carefully evaluate any investment in our company due to the inherent risks, expenses, delays, and difficulties that will likely be a part of our development. As we are implementing a business plan with no near-term revenues, we expect to incur net losses in the foreseeable future.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR ONYX INTERNATIONAL WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

ONYX INTERNATIONAL HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR BUSINESS, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our product means that the true market for this business may be minor or nonexistent. This could result in little or no sales.

OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $1,125,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A DEVELOPMENT STAGE COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

     We require new funding of $1,125,000 in order to implement our business plan. We have not determined a source of this funding. We currently have no funding commitments from any individuals or entities. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven business plan. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR COMPETITORS HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. Once our micro-brewery is established, we plan to market it by print advertising, radio and direct marketing customized for each locale by a marketing manager. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange, however, we plan to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to obtain a listing for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

OUR DIRECTOR AND OFFICER BENEFICIALLY OWNS 91% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR STOCK.

     Due to the controlling amount of our director and officer's share ownership in our company, if he decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director and officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director and officer (affiliate) to sell his shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

THE CURRENT OFFICER, JEFFERSON BARBONI, IS THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. ONYX'S NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE ONYX'S AFFAIRS, RESULTING IN ONYX REMAINING A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

     We have not formulated a plan to resolve any possible conflicts that may arise. While Onyx has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, Mr. Barboni has verbally agreed to limit his role in all other business activities to a role of passive investor and devote full time services to Onyx after we raise sufficient capital through the sale of securities through a private placement and are able to provide officers' salaries per our business plan.

IF WE BECOME LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN OUR SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Onyx International, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

     The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of Onyx International, and therefore a less liquid market for the securities.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $1.00 per share. The shareholders arbitrarily set the offering price based upon their collective judgement as to a price per share they were willing to accept.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 49,000 shares of common stock offered through this prospectus. These shares of our common stock were acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on December 15, 2003.

The following table provides as of February 10, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   The number of shares owned by each prior to this offering;
2.   The total number of shares that are to be offered for each;
3. The total number of shares that will be owned by each upon completion of the offering;
4.   The percentage owned by each; and
5.   The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 549,000 shares outstanding on February 10, 2004.

                              Shares        Total of      Total        Percent
                            Owned Prior      Shares       Shares        Owned
     Name of                  To This       Offered        After        After
Selling Shareholder          Offering       For Sale     Offering      Offering
-------------------          --------       --------     --------      --------
Jacinto Banuelos              1,000          1,000          0             0
Yvonne Barmettler             1,000          1,000          0             0
Guy Benson                    1,000          1,000          0             0
Humberto Bravo                1,000          1,000          0             0
Tonya Brinza                  1,000          1,000          0             0
Roberto Calderon              1,000          1,000          0             0
Antonio Carranza              1,000          1,000          0             0
Francisco Castellanos         1,000          1,000          0             0
Rodrigo Cervera               1,000          1,000          0             0
Juan Davita                   1,000          1,000          0             0
Robert Dodds                  1,000          1,000          0             0
Craig Duffy                   1,000          1,000          0             0
Pecho Fernandez               1,000          1,000          0             0
Vernon Franck                 1,000          1,000          0             0
Gabriel Franco                1,000          1,000          0             0
Hortenzia Fuerte              1,000          1,000          0             0
Fernando Gomez                1,000          1,000          0             0
Arnulfo Gonzalez              1,000          1,000          0             0
Alma Guerra                   1,000          1,000          0             0
Rosalva Gutierez              1,000          1,000          0             0
Pedro Jiminez                 1,000          1,000          0             0
Emily Joyce                   1,000          1,000          0             0
Arturo Lopez                  1,000          1,000          0             0
Lorenzo Lopez                 1,000          1,000          0             0
Veronica Lopez                1,000          1,000          0             0
Ana Maria Mendez              1,000          1,000          0             0
Antonio Mendoza               1,000          1,000          0             0
Arturo Mendoza                1,000          1,000          0             0
Victor Mendoza                1,000          1,000          0             0
Hermillo Novelo               1,000          1,000          0             0
Carmen Pedraza                1,000          1,000          0             0
Juan Jose Perez               1,000          1,000          0             0
Victor Preciado               1,000          1,000          0             0
Katherine Ramos               1,000          1,000          0             0
Victoria Regalado             1,000          1,000          0             0
Jose Retamoza                 1,000          1,000          0             0
Julio Rojas                   1,000          1,000          0             0
Scott Rosenkranz              1,000          1,000          0             0
Tricia Rosenkranz             1,000          1,000          0             0
Juan Saavedra                 1,000          1,000          0             0
Rigoberto Salas               1,000          1,000          0             0
Martha Salinas                1,000          1,000          0             0
Stephen Samuels               1,000          1,000          0             0
Marcela Sandoval              1,000          1,000          0             0
Rodolfo Servantes             1,000          1,000          0             0
Julian Soler                  1,000          1,000          0             0
Fernando Solis                1,000          1,000          0             0
Mari Waldron                  1,000          1,000          0             0
William Waldron               1,000          1,000          0             0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Onyx other than as a shareholder as noted above at any time within the past three years; or
2.   Has ever been an officer or director of Onyx.

PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2. in privately negotiated transactions; 3. through the writing of options on the common stock; or 4. in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $1.00.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

LEGAL PROCEEDINGS

Onyx is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of the Onyx, whose one year term will expire 1/15/05, or at such a time as his successor shall be elected and qualified is:

Name & Address            Age     Position     Date First Elected   Term Expires
--------------            ---     --------     ------------------   ------------
Jefferson Barboni          37     President,        8/13/03            1/15/05
566 Cordova Street                Secretary,
San Francisco, CA 94112           Treasurer,
                                  Director

The foregoing person may be deemed a "promoter" of Onyx, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes an immaterial amount of time, less than two hours per month, to manage the business affairs of our company. As of the date of this filing, the amount of time the director and officer intends to devote to our company is unknown.

No executive officer or director of the corporation has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

Jefferson Barboni, President, Secretary, Treasurer & Director

Gordon Biersch Brewery

Brewer
1997 - 2002

During his period at Gordon Biersch the company grew from six brewery restaurants in four states to seventeen in ten states. Expanded brewing production facility from 60,000 to 80,000 barrel annual capacity. Advanced product line from six pack and keg varieties to two twelve packs varieties.

Pilot Brewing Facility
1996 - Present

Designed and built brew pub facility used for recipe and process development in brewing industry.

California State General Contractor
1995 - Present

Formed partnership and purchased nearly condemned 115 unit apartment building for renovation.

Education

The American Brewers Guild - Completed Brewing Science and Engineering program (American Brewers Guild)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Onyx's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Onyx's common stock through the most current date - February 10, 2004:

Title of                Name &                     Amount &              Percent
 Class                 Address                  Nature of Owner           Owned
 -----                 -------                  ---------------           -----
Common            Jefferson Barboni               500,000 (a)              91%
                  566 Cordova Street
                  San Francisco, CA 94112

Total Shares Owned by Officers &
 Directors As a Group                             500,000                  91%
----------
(a) Mr. Barboni received 500,000 shares of the company's common stock on August 13, 2003 for services related to the company's business plan. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.

DESCRIPTION OF SECURITIES

Onyx's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Onyx, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Warren J. Soloski, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

Onyx's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Onyx International, Inc. was incorporated in Nevada on December 30, 1999 as Onyx Technologies, Ltd. On August 13, 2003 the company filed an amendment to the Articles of Incorporation to effect the name change. In January of 2003 the board of directors voted to seek capital and began development of our business plan. From February 2003 to December 2003 we received our initial funding through the sale of common stock to 49 non-affiliated private investors. Onyx does not have any, nor has it had any, associations with any promoters.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Onyx International, Inc. was incorporated in Nevada on December 30, 1999 as Onyx Technologies, Ltd. On August 13, 2003 the company filed an amendment to the Articles of Incorporation to effect the name change. From inception until the date of this filing we have had no material operating activities. We are a development stage company with essentially no revenues or operating history.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

While we are currently a development stage company, we intend to develop and market a chain of micro-brewery based theme restaurants. The first establishment will launch in San Diego. One year after the first micro-brewery restaurant, we plan to launch two more in Los Angeles and San Francisco. We then plan to expand in our third year in Portland, Oregon and Seattle, Washington. Our proposed high quality brewing techniques, flavored beers, gourmet food, business services, and exceptional interior design will provide a unique urban dining and social atmosphere for the lunchtime business crowd or nightlife afficionados seeking to enjoy an evening of gourmet cuisine and highly stylized brewed beverages in these cities.

The urban renewal of San Diego has created a cultural hub for patrons seeking high-quality food, beverages, and entertainment in an urban setting. Management has studied the downtown redevelopment of San Diego, California and has determined that the area known as the "Gas Lamp" district is an ideal location to begin the launch of their brew-pub restaurants. Sufficient restaurant traffic exists to support the volume required for a brew pub to thrive. Management has determined that the company should proceed forward with its plans for a brew pub launch in the "Gas Lamp" district based upon the following factors; 1) the success of the downtown redevelopment including a new ballpark district, 2) the popularity of theme based restaurants especially brew pubs, 3) the high foot traffic and tourist draw of the district annually, and 4) the urban migration of San Diego residents and the resulting resurgence of the downtown San Diego economy.

The company will utilize existing locations that fit our general layout requirements or acquire the leasehold interest and equipment of existing restaurants and bars. The overall design of each facility is intended to create an ambiance for the customers of an urban brew pub with a modern Pacific- Rim experience, best described as a mixture of finely prepared Asian and California foods. We will take advantage of the availability of existing buildings in downtown redevelopment areas and create specialized interior designs to suit our vision of a mixture of Asian and American influences. Faux fireplaces, modern furniture design, a floor height Asian pillow lounge, and modern art reproductions are a few of the design elements that will characterize our establishments.

Management intends to offer a comprehensive Pacific-Rim based menu with unique daily specials and gourmet desserts. We will offer variations between the lunch and dinner menu. The lunch menu will have daily affordable specials intended to draw the downtown professional lunch crowd. We will accommodate individuals conducting business with friendly service that is conscious of the need to conduct a lunch meeting in a comfortable uninterrupted environment. We intend to train our entire staff to treat our customers in the best professional and courteous manner. We will also make fax services, internet access, and common office supplies such as paper and pens available to business professionals conducting lunch meetings in our restaurants. We believe that these extra business services, a well trained staff, good food and beverages at an affordable price will make our brew pubs popular with the business lunch crowd market.

Our dinner menus will target the market 21-40 year old male and female professionals working in the downtown area. The menus will rotate unique dishes based upon the Pacific-Rim culinary style. Many of our dinner specials will include seafood prepared to compliment our flavorful beers. We will specialize in multi-course meals intended to encourage our customers to stay long into the evening. We plan to follow urban trends of current downtown restaurants that encourage customers to congregate at places where they can relax with a multi-course meal including dessert, after dinner drinks, and then stay on for late-night entertainment. Our goal is to have our customers stay with us throughout the evening, not just come in for dinner and quickly leave.

A main component of our strategy will be our hand-crafted beers. We intend to offer a rotating number of uniquely flavored beers of our own design. Our brewery will specialize in hand-crafted ales and lagers that will be brewed in-house utilizing our brewers expertise. Our goal is to produce a fresh and flavorful array of ales and lagers formulated for extensive appeal. We will also offer unique specialty flavored beers. Fruit flavored beers fashioned after those produced in Belgium will be among the styles to be featured. Additional styles such as Kolsch (a light and flavorful ale originating from Germany) and a light crisp dry lager (a dry lager reminiscent Japanese of brands like Sapporo, Kirin and Asahi). Our beer formulations will focus upon achieving a smooth balance of flavor and refreshment. Styles that are high in alcohol content, excessive bitterness and extreme character will be avoided. We will focus on consistent, high quality flavorful styles with mass appeal as opposed to a large repertoire of irregularly produced styles.

We will market our establishments through print advertising, radio, and direct marketing. We will customize our marketing campaigns for each local market. We will run ads in only select publications that directly target our demographics. Each publication will be invited to have a reviewer dine or drink on the house with the hope of receiving a positive review in their magazine or newspaper. Influential individuals in each market will have complimentary guest lists for when the restaurant becomes a nightclub on Friday and Saturday nights. In addition, we will conduct special events and promotional marketing initiatives that are designed to draw traffic to our locations. Musical talent will be hired and promoted to increase sales.

Once the company is sufficiently funded, management will seek to secure firm bids to build out its first location outside of San Diego and begin its marketing plan. Currently, no construction contracts or leases have been completed for the initial location or other locations. Our initial cost estimate for the construction build-out of an initial 4,500 sq ft. space is $700,000. We will also require $300,000 to purchase and implement brewing equipment for the first location. In addition, we will require approximately $25,000 for food and beverage inventory, $50,000 for operating expenses, and a full liquor license which is estimated to cost approximately $50,000 in the San Diego area. Total estimated cost for the first location is $1,125,000. Management anticipates initial implementation of this business plan to begin in the 1st quarter of 2005. Our timetable is; 8 months to raise initial capital, 3 months to secure lease; plan and permit construction for remodeling of site, including furniture, equipment, design and implement brewing equipment.

Although Onyx intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. In order to implement our business plan, we must receive all of our $1,125,000 funding as, in our opinion, we need total funding in order to complete our business plan. We have determined we will not proceed with our business plan without securing our total funding. As of this date, we have determined we will seek funding of our business plan through venture capital sources or private sales of securities, however, we have not identified or contacted any venture capital sources, and we have not identified or taken any steps to identify any person or other entity concerning private sales of securities.

We have no liquidation plans should we be unable to receive funding. In any phase of our business, if we are unable to implement our business plan through a lack of funding, and if our management cannot provide financial support, we would be forced to cease operations. We would investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering our business model and brewery skills to remodel and manage existing restaurants as micro-brewery restaurants. We could also change our business plan to offer complete design and setup of micro-brewery restaurants for others, or seek a merger with another business entity that would benefit our shareholders. Currently, there are no pending arrangements, understandings or agreements with other parties for mergers or any other material transactions.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Onyx plans to utilize its management's background to develop and implement marketing programs to increase beer and food sales and ultimately drive brand awareness of our establishments. We will market our establishments through print advertising and direct marketing. We will customize our marketing campaigns for each local market. We will run ads in only select publications that directly target our demographics. Each publication will be invited to have a reviewer dine or drink on the house with the hope of receiving a positive review in their magazine or newspaper. Influential individuals in each market will have complimentary guest lists for when the restaurant becomes a nightclub on Friday and Saturday nights. This will help ensure nightclub traffic and increase our after dinner and weekend beer sales. In addition, we will conduct special events and promotional marketing initiatives that will drive traffic to our locations. High profile musical talent will be hired and promoted to increase sales.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Onyx has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The size and financial strength of our primary competitors, such as Gordon Biersch and Karl Strauss, are substantially greater than those of our company. Any consideration of competitors' products should include the facts that Onyx's competitors have longer operating histories, larger customer bases, and greater brand recognition than Onyx. We are not aware of any significant barriers to Onyx's entry into the micro-brewery restaurant market, however, Onyx at this time has no market share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We will utilize our management's background to determine the suppliers and sources of the raw materials we will need for the brew pub. We have identified the raw materials that will be necessary to create our vision for our brew restaurants. We have also identified sources for those raw materials.

We will require a 15 barrel brewing system, fermentation tanks, and serving tanks which could be supplied by J.V. Northwest Inc., Specific Mechanical Systems Inc., or Pub Brewing Equipment, Inc.. We will also require a diatomaceous earth filtration system which Velo could provide, hoses, fittings and related supplies which Key Industrial, Inc. is one possible vendor. Kegs for catering, off-site events and sales for off-premise consumption could be provided by Spartanburg Steel, Inc.

For the beers themselves we will need malt which Great Western Malt Inc. or Gambrinus Inc. could provide, hops and flavor essences by Hoptech and sanitation and cleaning chemicals could be provided by Zep, Inc. or Loeffler Inc..

We have no current supplier arrangements or contracts with any sources of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Onyx will not depend on any one or a few major customers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, additional copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Onyx is required to apply for food and liquor licenses.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Onyx will be subject to federal laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California. The Company's business is subject to various federal, state, or local government regulations, including those related to sanitation, safety, fire and the sale of food and alcoholic beverages. The failure to maintain food and liquor licenses would have a material adverse effect on our operating results. We may also be subject to statutes in certain states regarding the recovery of damages for persons injured by an intoxicated patron of an establishment. As appropriate, we shall seek to obtain liability insurance against such potential liability. We will procure all necessary licenses, permits, and insurance when sufficient funds are raised for working capital. The Federal Americans With Disabilities Act prohibits discrimination on the basis of disability in public accommodations. We could be required to expend substantial funds to modify existing historical buildings in order to provide service or make reasonable accommodations for disabled persons.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Onyx has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on Onyx's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Onyx could be adversely affected.

NUMBER OF EMPLOYEES

Onyx's only current employee is its officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officer intends to work on a full time basis when Onyx raises capital per its business plan. Our business plan calls for hiring ten new full-time employees during the next twelve months.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes our audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

Onyx's current cash balance is $4,852. Until approximately June of 2004, we believe our cash balance is sufficient to fund minimum levels of operations. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $4,900 in equity securities to pay for our prior minimum level of operations.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits. Although management has experience in the micro- brewery/restaurant business and believes the plan for Onyx will generate revenue and profit, there is no guarantee their past experiences will provide Onyx with similar future successes.

As of the date of this filing, we have taken the following steps: developed our business plan, and raised initial funding. We are now in the process of registering the securities sold in February through December 2003 with the Securities and Exchange Commission. We believe we will be able to complete this registration process by June 2004. We then intend to contact a market maker to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. We believe we will be able to complete that process by September 2004. Our business plan includes a need for cash of $1,125,000 by October 2004. We plan to raise this capital through the sale of equity securities, however, at this time we do not have any agreements with or commitments from any financial source to provide this capital. After raising funding, we plan to open our first micro-brewery restaurant in the first quarter of 2005. All of our future business plan steps represent management's goals, not certainties. We intend to rely upon our management's business skills, contacts in the micro-brewery industry, and knowledge of micro-brewery/restaurant operations in order to achieve our business plan goals.

We will only be able to continue to advance our business plan if we receive funding. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until the first quarter of 2005. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete our micro-brewery restaurant, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the director and officer. Our officer and director has no formal commitments, arrangements or legal obligation to advance or loan funds to Onyx. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, Onyx may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market. There are no current plans for additional product research and development during the next twelve months.

We plan to expend approximately $1,125,000 for our planned micro-brewery restaurant construction build-out, furnishings, equipment, and brewery equipment during the next twelve months after raising capital. Our business plan provides for an increase of ten employees during the next twelve months.

DESCRIPTION ON PROPERTY

Onyx's principal executive office address is 566 Cordova Street, San Francisco, CA 94112. The principal executive office and telephone number are provided by Mr. Barboni, the officer and director of the corporation. The office is used by the officer for other business interests and the costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $1,125,000 and then begin hiring new employees per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Barboni, the officer and director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

The board agreed to pay Mr. Barboni 500,000 shares of the company's common stock for services relating to the Company's business plan on August 13, 2003. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Onyx plans contact a market maker to obtain a listing for trading of it's stock on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of February 10, 2004, Onyx had 50 shareholders of record. We have paid no cash dividends and have no outstanding options.

As of the date of this filing, there have been no discussions or understandings between Onyx or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 49,000 shares held by 49 non-affiliated shareholders. The officer and director holds a total of 500,000 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Onyx's current officer receives no compensation. The current Board of Directors is comprised of only Mr. Jefferson Barboni.

                           Summary Compensation Table

                                              Other
Name and                                     Annual       Restricted                            All Other
Principal                                    Compen-        Stock        Options       LTIP      Compen-
Position      Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------      ----    ---------   --------   ---------    -----------     -------   ----------  ---------
J Barboni     2002       -0-        -0-         -0-           -0-           -0-         -0-        -0-
President     2003       -0-        -0-         -0-           -0-           -0-         -0-        -0-

There are no current employment agreements between the company and its executive officer.

The board agreed to pay Mr. Barboni for services related to the company's business plan 500,000 shares of the company's common stock on August 13, 2003. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $0.10 per share.

The terms of this stock issuance was as fair to the company, in the board's opinion, as could have been made with an unaffiliated third party.

The officer currently devotes an immaterial amount of time to manage the affairs of the company. The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $20,000 at each month end. When positive cash flow reaches $20,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Onyx in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of Onyx for the years ended December 31, 2003 and 2002, and the related notes which are included in this offering have been examined by Armando C. Ibarra, CPA, and have been so included in reliance upon the opinion of such accountants given their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Onyx International, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Onyx International, Inc. (A Development Stage Company) as of December 31, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and for the period from December 30, 1999 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Onyx International, Inc. as of December 31, 2003 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Armando C. Ibarra, CPA-APC
----------------------------
Armando C. Ibarra, CPA-APC

January 15, 2004
Chula Vista, California


                      371 'E' Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                     Year Ended
                                                                    December 31,
                                                                       2003
                                                                     --------

                                     ASSETS
CURRENT ASSETS
  Cash                                                               $  4,851
                                                                     --------
TOTAL CURRENT ASSETS                                                    4,851
                                                                     --------

      TOTAL ASSETS                                                   $  4,851
                                                                     ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

      TOTAL LIABILITIES                                              $     --

STOCKHOLDERS' EQUITY
  Common stock, ($.001 par value, 50,000,000
   shares authorized; 549,000 shares issued and
   outstanding as of December 31, 2003)                                   549
  Additional paid-in capital                                           54,351
  Deficit accumulated during development stage                        (50,049)
                                                                     --------
TOTAL STOCKHOLDERS' EQUITY                                              4,851
                                                                     --------
       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $  4,851
                                                                     ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                              December 30, 1999
                                                                 (inception)
                                              Year Ended           through
                                              December 31,       December 31,
                                                 2003               2003
                                               --------           --------
REVENUES
  Revenues                                     $     --           $     --
                                               --------           --------
TOTAL REVENUES                                       --                 --

GENERAL & ADMINISTRATIVE EXPENSES                50,049             50,049
                                               --------           --------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES          50,049             50,049

OTHER INCOME & (EXPENSES)
  Other income                                       --                 --
                                               --------           --------
TOTAL OTHER INCOME & (EXPENSES)                      --                 --
                                               --------           --------

NET INCOME (LOSS)                              $(50,049)          $(50,049)
                                               ========           ========

BASIC EARNINGS (LOSS) PER SHARE                $  (1.80)
                                               ========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                       27,852
                                               ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
          From December 30, 1999 (inception) through December 31, 2003
--------------------------------------------------------------------------------

                                                                                    Deficit
                                                                                  Accumulated
                                                        Common      Additional      During
                                         Common         Stock        Paid-in      Development
                                         Stock          Amount       Capital         Stage        Total
                                         -----          ------       -------         -----        -----
Balance, December 31, 1999                    --       $     --      $    --       $     --       $   --

Net lncome,  December 31, 1999                                                           --           --
                                        --------       --------      -------       --------     --------
BALANCE,  DECEMBER 31, 1999                   --             --           --             --           --
                                        ========       ========      =======       ========     ========
Net lncome, December 31, 2000                                                            --           --
                                        --------       --------      -------       --------     --------
BALANCE,  DECEMBER 31, 2000                   --             --           --             --           --
                                        ========       ========      =======       ========     ========
Net lncome,  December 31, 2001                                                           --           --
                                        --------       --------      -------       --------     --------
BALANCE, DECEMBER 31, 2001                    --             --           --             --           --
                                        ========       ========      =======       ========     ========
Net lncome,  December 31, 2002                                                           --           --
                                        --------       --------      -------       --------     --------
BALANCE, DECEMBER 31, 2002                    --             --           --             --           --
                                        ========       ========      =======       ========     ========
Stock issued on November 12, 2003
for cash @ $0.10 a share                  49,000             49        4,851                       4,900

Stock issued on December 15, 2003
to a director for services rendered
@ $0.10 per share                        500,000            500       49,500                      50,000

Net loss, December 31, 2003                                                         (50,049)     (50,049)
                                        --------       --------      -------       --------     --------
BALANCE, DECEMBER 31, 2003               549,000       $    549      $54,351       $(50,049)    $  4,851
                                        ========       ========      =======       ========     ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                            December 30, 1999
                                                                               (inception)
                                                            Year Ended           through
                                                            December 31,       December 31,
                                                               2003               2003
                                                             --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                          $(50,049)          $(50,049)
  Common stock issued for services                             50,000             50,000
                                                             --------           --------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          (49)               (49)


CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock                                                     49                 49
  Additional paid-in capital                                    4,851              4,851
                                                             --------           --------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        4,900              4,900
                                                             --------           --------

NET INCREASE (DECREASE) IN CASH                                 4,851              4,851

CASH AT BEGINNING OF YEAR                                          --                 --
                                                             --------           --------

CASH AT END OF YEAR                                          $  4,851           $  4,851
                                                             ========           ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                              $     --           $     --
                                                             ========           ========
  Income taxes paid                                          $     --           $     --
                                                             ========           ========
SUPPLEMENTAL SCHEDULE OF NON-CASH
ACTIVITIES:
  Common stock issued for services                           $ 50,000           $ 50,000
                                                             ========           ========

                       See Notes to Financial Statements

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Onyx International, Inc (the Company) was incorporated under the laws of the State of Nevada on December 30, 1999.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and acquisition of goods on consignment and website construction.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

b. Basic Earnings per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 30, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c. Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

d. Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d. Income Taxes (continued)

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through sale of its securities through private placements.

NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 6. INCOME TAXES

                                                         As of December 31, 2003
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $ 7,512
     Other                                                             0
                                                                 -------
     Gross deferred tax assets                                     7,512
     Valuation allowance                                          (7,512)
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7.  SCHEDULE OF NET OPERATING LOSSES

     1999 Net Operating Income                                   $     (0)
     2000 Net Operating Income                                         (0)
     2001 Net Operating Income                                         (0)
     2002 Net Operating Income                                         (0)
     2003 Net Operating Loss                                      (50,049)

                                                                 --------
     Net Operating Loss                                          $(50,049)
                                                                 ========

As of December 31, 2003, the Company has a net operating loss carryforwards of approximately $50,049. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

For transactions with other than employee's stock issuance are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuance's shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliable measurable.

                            ONYX INTERNATIONAL, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of December 31, 2003


NOTE 8. STOCK TRANSACTIONS (CONTINUED)

On November 11, 2003, the Company issued 49,000 shares of common stock for cash valued at $0.10 per share.

On December 15, 2003, the Company issued 500,000 shares of common stock for services valued at $0.10 per share.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2003.

Common stock, $ 0.001 par value; 50,000,000 shares authorized; 549,000 shares issued and outstanding as of December 31, 2003.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Onyx's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Onyx, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are noted below. All amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee             $  12.25
Accounting fees and expenses                                    $1500.00
Legal fees                                                      $ 500.00
                                                                --------
Total                                                           $2012.25
                                                                ========

Onyx will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On August 13, 2003, the shareholders authorized the issuance of 500,000 shares of common stock to Mr. Jefferson Barboni for services related to the company's business plan for a total of 500,000 Rule 144 shares. The company relied upon
Section 4(2) of Securities Act of 1933, as amended (the "Act"). The company issued the shares, in satisfaction of management services, to its officer and director, which does not constitute a public offering.

From the period of approximately February 1, 2003 until December 15, 2003, the company offered and sold 49,000 shares at $0.10 per share to 49 non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. Our officer and director determined the sophistication of our investors, as the investors were either business associates of, or personally known to, our officer and director. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without r Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

Exhibit 3.1   Articles of Incorporation                          Included
Exhibit 3.2   Bylaws                                             Included
Exhibit 5     Opinion re: Legality                               Included
Exhibit 11    Statement re: computation of per share earnings    See Financial
                                                                 Stmts.
Exhibit 23.1  Consent of counsel                                 Included
Exhibit 23.2  Consent of independent auditor                     Included

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Francisco, state of California, on February 10, 2004.

                                        Onyx International, Inc.

                                        /s/ Jefferson Barboni
                                        --------------------------------
                                        By Jefferson Barboni
                                        (Principal Executive Officer)


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.

/s/ Jefferson Barboni                                         February 10, 2004
-------------------------------------                         ------------------
Jefferson Barboni, President                                       Date
(Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer)